Exhibit 10.32

March 4, 2009

VIA FACSIMILE (978-536-2677)
PHC, Inc. d/b/a Pioneer Behavioral Health
200 Lake Street, Suite 102
Peabody, Massachusetts 01960
Attention:  Bruce A. Shear, President

Re:
Letter Agreement dated December 30, 2008 (the “Letter Agreement”) related to Asset Purchase Agreement (the “Agreement”) dated as of January 12, 2009, by and among Premier Research International, LLC, a Delaware limited liability company (“Premier”), Premier Research Arizona, LLC, a Delaware limited liability company and the wholly-owned subsidiary of Premier (the “Purchaser”), Pivotal Research Centers, Inc., a Delaware corporation (“PRC Inc.”), Pivotal Research Centers, LLC, an Arizona limited liability company (“PRC LLC,” and together with PRC Inc., the “Sellers”), and PHC, Inc., a Massachusetts corporation d/b/a Pioneer Behavioral Health and the parent entity of the Sellers (the “Parent”); Outside Closing Date Matters

Dear Bruce:

Pursuant to that certain letter agreement dated March 3, 2009, by and among Premier, Purchaser, the Sellers and Parent (the “First Amendment”), the parties thereto agreed to amend the Outside Closing Date (as defined in the Agreement) by replacing “February 28, 2009” with “March 13, 2009.”  Notwithstanding the foregoing amendment, such date replacement shall not affect the term “Outside Closing Date” in the Letter Agreement, and for the purposes of the Letter Agreement the term “Outside Closing Date” shall remain February 28, 2009.

Sincerely,

/s/     Bernard Gallagher___________
         Bernard Gallagher, Individually

Acknowledged and agreed as a foresaid,
as of the date first written above:
PHC, INC. d/b/a PIONEER BEHAVIORAL HEALTH

By :Paula C. Wurts_________
Its:  CFO

cc:	Peter Macleod, Esq. (via fax; 202 857-6395)
Carl J. Erhardt, Esq. (via fax; 404-365-9532)

35